AMENDED AND RESTATED

BYLAWS

OF

TEXAS CAPITAL BANCSHARES, INC.

(a Delaware Corporation)

[As Amended Through November 5, 2018]

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AMENDED AND RESTATED BYLAWS

OF

TEXAS CAPITAL BANCSHARES, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office and registered agent of Texas Capital Bancshares, Inc., a Delaware Corporation (the ~~corporation~~"Corporation"), shall be as designated from time to time by the appropriate filing by the Corporation in the ~~City~~office of ~~Wilmington, County~~the Secretary of ~~New Castle,~~ State of the State of Delaware.

Section 1.2~~.~~ Other Offices. The ~~corporation~~Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the ~~corporation~~Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1~~.~~ Place of Meetings. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication (a "Remote Meeting") as authorized by the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

Section 2.2 Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the ~~corporation~~Corporation and at such time and place as may be fixed by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

~~Section 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than sixty days before the date of the meeting.~~[moved to Section 2.4 and Article VII]

~~Section 4. Special Meetings.~~ Section 2.3 Special Meetings.

(a) Power to Call Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the ~~certificate of incorporation,~~Certificate of Incorporation of the Corporation then in effect (the "Certificate of Incorporation"), may be called by the ~~President~~Chairman of the Board or the Chief Executive

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Officer, and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of a majority of the Board of Directors,total number of authorized directors (without regard as to whether there exist any vacancies in previously authorized director positions at the time of such request), or at the request in writing of stockholders of record owning at least one-tenth (1/10)20% of all shares issued and outstanding and entitled to vote at such meeting, based upon the Corporation’s most recent public report of the number of issued and outstanding shares. (b) Date, Time and Place of Special Meeting. Any special meeting properly called shall be held at such place, if any, on such date, and at such time as designated by the Board of Directors; provided, however, that the special meeting shall not be held more than 120 days after receipt of a request for a special meeting of stockholders submitted by one or more stockholders (a "Special Meeting Request"). (c) Required Form of Special Meeting Request. To be in a proper form, a Special Meeting Request must: (i) be in writing, signed and dated by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder's or beneficial owner's duly authorized agent (each, a "Requesting Stockholder"); (ii) be delivered in person or by registered mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation; (iii) specify in reasonable detail the specific purpose(s) of and the business proposed to be conducted at the special meeting and the reasons the Requesting Stockholder is proposing such business; (iv) suggest a date for the special meeting, which date shall be no fewer than 30 and no more than 120 days from the date on which the request is delivered to the Secretary of the Corporation; and (v) contain the following information: a. In the case of any director nominations proposed to be presented at the special meeting, the information required by Sections 3.5 and 3.6 of these Bylaws; b. in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 2.9 of these Bylaws with respect to annual meetings of stockholders; c. a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; d. documentary evidence that the Requesting Stockholders had ownership of at least 20% of all shares issued and outstanding and entitled to vote at such meeting. Such request, based upon the Corporation’s most recent public report of the number of issued and outstanding shares (the "Requisite Percentage"), as of the date of delivery of the Special Meeting Request to the Secretary, and for at least one full year prior to the date of such delivery; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary 3 evidence must be delivered to the Secretary within ten days after the date of delivery of the Special Meeting Request to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, stock ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Secretary and for at least one full year prior to the date of such delivery; e. an agreement by the Requesting Stockholders to (1) notify the Corporation promptly in the event of any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder's stock ownership as of the date on which the Special Meeting Request was delivered to the Secretary, (2) notify the Corporation promptly in the event of any material change prior to the time of the special meeting in any Requesting Stockholder's stock ownership, (3) timely provide to the Corporation any updates or supplements to the information provided in the Special Meeting Request at the times and in the forms required by Sections 2.9(e) or 3.6(e) of these Bylaws so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the date of the special meeting or any adjournment or postponement thereof, or, if there are fewer than ten business days between the date of the special meeting and such adjourned or postponed meeting, then as of the date of the special meeting so adjourned or postponed, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of and voting at the special meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight business days prior to the date of the special meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed (in the case of an update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof) and (4) promptly provide any other information reasonably requested by the Corporation; and f. an acknowledgement that prior to the special meeting any disposition of shares of the Corporation's common stock included within any Requesting Stockholder's stock ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders' aggregate stock ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request. (d) Revocation of Special Meeting Request. The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation or any deemed revocation pursuant to Section 2.3(c) f., there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage or there are no unrevoked requests at all, the Board, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the 4 business specified in the Special Meeting Request at the special meeting, the Corporation need not (but may, in the discretion of the Board of Directors) present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matters may have been received by the Corporation. (e) Additional Matters. The Board of Directors in its discretion may authorize additional matters to be considered by the stockholders at a special meeting beyond those stated in the Special Meeting Request. (f) Invalidity of Special Meeting Request. A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if: (i) the Special Meeting Request does not comply with this Section 2.3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing 120 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the anniversary of the date of the previous annual meeting; (iv) an identical or substantially similar item as determined in good faith by the Board (a "Similar Item"), other than the election of directors, (1) was presented at an annual or special meeting of stockholders held not more than 12 months before delivery of the Special Meeting Request or (2) is included in the Corporation's notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; (v) a proposed item of business involves the election or removal of directors, changing the size of the Board of Directors, the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors or any similar matter as determined in good faith by the Board (an "Election Item") and any such Election Item (1) was presented at an annual or special meeting of stockholders held not more than 120 days before delivery of the Special Meeting Request or (2) is included in the Corporation's notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable law. S ection 2.4 N otice ofS tockholderM eetings. (a) Content of Notice. Written notice of all meetings of stockholders shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes offor which the proposed meeting. is called. S ection 5. (b) Time of Notice of S pecialM eetings. Written. Unless otherwise required by applicable law or printedthe Certificate of Incorporation, the written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, any meeting shall be given to each stockholder entitled to vote thereat at such address as appears on 5

~~the books of the corporation,~~ not less than ~~ten~~ 10 ~~days~~ nor more than ~~sixty~~60 days before the date of the meeting to each stockholder entitled to notice of such meeting. Notice of any special meeting of stockholders called at the request of the Board of Directors or stockholders in accordance with these Bylaws shall be issued not more than 30 days following the date of such request.

(c) Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with the Delaware General Corporation Law and Section 9.3(a) of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section ~~6.~~2.5 Business at Special Meetings. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice thereof, and no other business may be transacted or conducted, and, except as permitted by Section 2.6 of these Bylaws with respect to adjourning a meeting of stockholders, no vote of the stockholders may be taken with respect to any other matter or proposal not so specified in the notice of that special meeting of stockholders.

Section ~~7.~~2.6 Adjournments~~.~~, Postponements and Cancellations.

(a) Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, or as a Remote Meeting, and notice need not be given of any such adjournment meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

~~Section 8. Stockholder List.~~ (b) Postponements and Cancellations. Any previously scheduled meeting of stockholders, other than a meeting validly called by stockholders pursuant to a Special Meeting Request, may be postponed or canceled by resolution of the Board of Directors and public announcement (as defined in Section 2.9(h)(ii) of these Bylaws) of the postponement or cancellation given prior to the time previously scheduled for any such meeting of stockholders. Any previously scheduled meeting of stockholders validly called by stockholders pursuant to a Special Meeting Request may be postponed for not more than 30 days by resolution of the Board of Directors and public announcement of the postponement given prior to the time previously scheduled for any such meeting of stockholders.

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S ection 2.7 S tockholderL ist. (a) Preparation of Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary. Such list (the “Stockholder List”); provided, however, that (i) the Corporation is not required to include electronic mail addresses or other telephone or electronic contact information on the Stockholder List and (ii) if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the Stockholder List shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. (b) Examination of Stockholder List. The Stockholder List shall be open to the examination of any stockholder for such ten day period, for any purpose germane to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (ii) during ordinary business hours, for such ten day period, either at a the principal place withinof business of the city whereCorporation. If the meeting is to be held, which at a place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list, the Stockholder List shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the meeting. In the case of a Remote Meeting, the Stockholder List shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. (a)(c) Stockholders Entitled to Examine List. The Stockholder List shall be the only evidence as to who are the stockholders entitled to examine the Stockholder List or to vote in person or by proxy at any special meeting of the stockholders. S ection 9.[Moved to Section 3.5, 3.6] S ection 2.8 C ondu ctof S tockholder M eetings.Meetings of stockholders shall be presided over by the Chief Executive Officer of the Corporation, or, in the absence of such person, the Chairman of the Board of the Corporation, or, in the absence of such person, such person as the Board of Directors may designate as chair of the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (i) establishing an agenda or order of business for the meeting, (ii) prescribing rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (iii) prescribing rules, regulations and procedures limiting entry to and participation in the meeting to stockholders 7 of record of the Corporation, their duly authorized and constituted proxies, and such other persons as the chair of the meeting shall permit, (iv) prescribing rules, regulations and procedures restricting entry to the meeting after the time fixed for the commencement thereof, (v) prescribing rules, regulations and procedures limiting the number of times stockholders and other authorized meeting participants may address the meeting and limiting the number of questions that may be asked by stockholders and other authorized meeting participants, (vi) prescribing rules, regulations and procedures limiting the time allotted to stockholders and other authorized meeting participants to make motions or nominations, ask questions, or make comments, (vii) prescribing rules, regulations and procedures for the opening and closing of the polls for each matter upon which stockholders will vote at the meeting and for the matters which are to be voted on by ballot, and (viii) adjourning the meeting (whether or not a quorum is present). Unless, and only to the extent, determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure. S ection 2.9Requ irementsforS tockholderB u siness tobe B rou ghtB eforeanA nnu al M eeting[10. Stockholder Proposals]. (a) Business Properly Brought Before an Annual Meeting. At an annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting any such meeting. To be properly brought before an annual meeting of stockholders of the Corporation, business must be: (i) brought before any such meeting by the Corporation and specified in the notice of any such meeting (or supplement thereto) given by or at the direction of the board of directors. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a)Board of Directors, (ii) brought before any such meeting by or at the direction of the boardBoard of directorsDirectors, or (b) (iii) otherwise properly brought before any such meeting by anya stockholder who complies with the procedures set forth in this paragraph. For business properly to be brought before an annual meeting by : (A) was a stockholder, the of record (and, with respect to any beneficial owner or beneficial owners, if different, on whose behalf such business is proposed, only if each such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving Timely Notice (as defined in Section 2.9(c) of these Bylaws) and at the time of any such meeting, (B) is entitled to vote at any such meeting, and (C) has complied with this Section 2.9 as to the business proposed to be properly brought before an annual meeting of stockholders of the Corporation. (b) Stockholder Business to be Brought Before an Annual Meeting. A stockholder must have given may propose business to be properly brought before an annual meeting of the stockholders of the Corporation in one, but only one, of the following ways: 8

(i) by meeting the eligibility requirements of, and by following the procedures required by, Rule 14a-8 (“Rule 14a-8”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Exchange Act, for having a stockholder’s proposal included in the Corporation’s proxy statement and identified in the Corporation’s form of proxy card for such annual meeting, in which case, if the staff of the Commission has not permitted the Corporation to exclude such stockholder’s proposal from the Corporation’s proxy statement and form of proxy card for such annual meeting pursuant to Rule 14a-8, this Section 2.9(b)(i) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders and the stockholder’s proposal will be included in the notice of meeting given by or at the direction of the Board of Directors pursuant to Section 2.9(a)(i) of these Bylaws, or (ii) if the stockholder elects not to comply with Rule 14a-8, by meeting the eligibility requirements of Section 2.9(a)(iii) of these Bylaws and by complying with each of the requirements of Section 2.9(c), Section 2.9(d), Section 2.9(e) and Section 2.9(g) of these Bylaws to propose business to be properly brought before an annual meeting of stockholders of the Corporation, in which case this Section 2.9(b)(ii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. (c) Requirement of Timely Notice of Stockholder Business. Without exception, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(b)(ii) of these Bylaws, the stockholder shall: (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by Section 2.9(e) of these Bylaws. For a stockholder’s notice to be timely notice thereof in proper written form to the Secretary of the Corporation. To be timelyfor the purposes of Section 2.9(c)(i) of these Bylaws, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 180100 days nor more than 270130 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the if the date of the annual meeting is givenmore than 30 days before or made to stockholdersmore than 30 days after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.so delivered, or mailed and received, not less than 100 days nor more than 130 days prior to the date of such annual meeting, or, if later, ten days following the day on which a public announcement (as defined in Section 2.9(h)(ii) of these Bylaws) of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment, postponement, or cancellation of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above. (d) Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper written form, such for purposes of Section 2.9(c)(i) of these Bylaws, a stockholder’s notice Timely Notice to the Secretary shall of the Corporation must set forth in writing as : 9

(i) Stockholder Information. As to each matterProposing Person (as defined in Section 2.9(h)(i) of these Bylaws), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including, without limitation, any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D promulgated under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to any Proposing Person), (D) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, (E) a representation that the Proposing Person intends to appear in person or by proxy at the annual meeting to propose such business, and (F) a representation whether the Proposing Person intends to deliver a proxy statement or form of proxy, or both, to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal, or whether the Proposing Person intends otherwise to solicit proxies from stockholders in support of the proposal, or whether the Proposing Person intends to do both (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Stockholder Information”); (ii) Information Regarding Disclosable Interests. As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation 10 by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (E) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any (the interests identified and described pursuant to the foregoing clauses (A) through (E) are hereinafter referred to collectively as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; (iii) Description of Proposed Business. As to each item for discussion or vote that the Proposing Person proposes to bring before the annual meeting (a) a, (A) a reasonably brief description of thesuch business desired to be brought before the annual meeting and, the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the Corporation’s books, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (d)and any material interest of such stockholder in such business.in such business of each Proposing Person, and (B) the text of the proposal or business (including the text of any resolutions proposed to be approved or adopted by the stockholders or amendments to these Bylaws proposed for consideration) (the information required by this Section 2.9(d)(iii), together with the Stockholder Information required by Section 2.9(d)(i) of these Bylaws and the information regarding Disclosable Interests required by Section 2.9(d)(ii) of these Bylaws, is referred to collectively in these Bylaws as the “Timely Notice Information”); and (iv) Representation as to Accuracy of Information. A representation from the stockholder providing the Timely Notice in writing and in proper form to the Secretary of the Corporation pursuant to Section 2.9(c)(i) of these Bylaws that none of the Timely Notice Information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and that, at the date of the Company’s notice of the annual meeting at which the business of the Proposing Person is proposed to be brought is first mailed to the stockholders of the Company, and at the time of the such annual meeting, the Timely Notice Information (as updated and supplemented pursuant to Section 2.9(e) of these Bylaws) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. (e) Update and Supplement of Stockholder Timely Notice of Proposed Business. A stockholder providing Timely Notice in writing and in proper form of business proposed to be properly brought before an annual meeting of stockholders of the Corporation must further update and supplement such Timely Notice, if necessary, so that the Timely Notice Information provided 11 or required to be provided pursuant to this Section 2.9 shall be true and correct and in proper form as of the record date for determining stockholders entitled to vote at the annual meeting and as of the date, if later, that is 10 business days prior to the date of the annual meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for determining stockholders entitled to vote at the annual meeting (in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the annual meeting), and not later than eight business days prior to the date for the annual meeting, if practicable (or, if not practicable, on the first practicable date prior to the date of any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the date of the annual meeting or any adjournment or postponement thereof).

(f) Business Not Properly Brought Before A Meeting. Notwithstanding anything in these ~~bylaws~~Bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders of the Corporation except in accordance with ~~the procedures set forth in~~ this ~~paragraph~~Section 2.9. The ~~chairman~~chair of ~~an~~the annual meeting ~~shall~~may determine and declare, if the facts warrant, ~~determine and declare to~~at the annual meeting that business was not properly brought before the annual meeting and in accordance with ~~the provisions of~~ this ~~paragraph~~Section 2.9, and, if ~~he~~the chair of the annual meeting should so determine, ~~he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.~~the chair will so declare at the annual meeting and any such business not properly brought before the annual meeting will not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by applicable law, (i) if the stockholder does not provide the information required under Section 2.9(e) of these Bylaws, (A) within five business days following the record date for determining stockholders entitled to vote at the annual meeting of stockholders (in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the annual meeting), and (B) not later than eight business days prior to the date of the annual meeting, if practicable (or, if not practicable, on the first practicable date prior to the date of any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the date of the annual meeting or any adjournment or postponement thereof), or (ii) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the business described in the stockholder's Timely Notice in proper form delivered pursuant to this Section 2.9, such business need not (but may, in the discretion of the Board of Directors) be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9(f), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the proposing of the business at the annual meeting by the stockholder stating that the person is authorized to act for the stockholder as the stockholder's qualified representative at the annual meeting of stockholders.

(g) Rule 14a-8; Exchange Act Compliance. Nothing in this Section 2.9 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8. The notice requirements of Section 2.9(c), Section 2.9(d), and Section 2.9(e) of these Bylaws will not apply to any stockholder who has notified the Corporation

12

of such stockholder’s intention to present a stockholder proposal only pursuant to and in compliance with Rule 14a-8 and Section 2.9(b)(i) of these Bylaws. In addition to the requirements of this Section 2.9 with respect to any business proposed to be properly brought before an annual meeting of stockholders by a stockholder, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to any such business proposed to be properly brought before an annual meeting of stockholders by a stockholder. (h) Certain Definitions. (i) “Proposing Person” Defined. For purposes of these Bylaws, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) each affiliate or associate (each as defined in Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner. (ii) “Public Announcement” Defined. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice given pursuant to any applicable rules or regulations of any stock exchange or other self- regulatory organization applicable to the Corporation (such rules or regulations being herein referred to collectively as “SRO Rules”). (i) Stockholder Director Nominations. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.6 of these Bylaws, and this Section 2.9 shall not be applicable to nominations of persons for election to the Board of Directors made by stockholders of the Corporation except as expressly provided in Section 3.6 of these Bylaws. S ection 2.10 [11]. Q u orum. TheAt each meeting of stockholders the holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these bylaws. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by statute, the Certificate of Incorporation, a certificate of designations or other constituent document approved by the Board of Directors creating and providing the rights and 13 limitations of such class or series, or these Bylaws. If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by represented proxy, at the meeting may adjourn the meeting. S ection 12.2.11 M ajorityV ote.When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the certificateCertificate of incorporationIncorporation or these Bbylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. S ection 13.2.12 P roxies. (a) Action by Proxy Authorized. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for himthe stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. (b) Manner of Authorization of Proxy. Without limiting the manner in which a stockholder may authorize another person or persons to act for himthe stockholder as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority: (i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. for the stockholder. Execution may be accomplished by the stockholder or hisan authorized officer, director, employee or agent of the stockholder signing such writing or causing his or herany such individual’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. (ii) A stockholder may authorize another person or persons to act for himthe stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied. (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. (d) (c) Reliance upon Copies. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this 14

Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Revocation of Proxies. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Prior to the time set for the closing of the polls at a meeting of stockholders, a stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary of the Corporation.

Section ~~14.~~2.13 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of the Delaware General Corporation Law and Section 9.3 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the Delaware General Corporation Law. Unless otherwise provided by statute or the ~~certificate~~Certificate of ~~incorporation~~Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in ~~his~~the stockholder's name on the books of the ~~corporation~~Corporation. Unless otherwise provided by applicable law, SRO Rules, the Certificate of Incorporation or these Bylaws, if a quorum exists at any meeting of stockholders, every matter, other than the election of directors, shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on that matter.

Section ~~15.~~2.14 Consent of Stockholders in Lieu of Meeting. ~~Any~~Subject to compliance with the requirements of Sections 9.3(b) and 9.4 of these Bylaws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting~~, without prior notice and without a vote, if a consent or~~ if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such ~~consent or~~ consents are delivered to the ~~corporation~~Corporation. Every written consent shall bear the date of signatures of each stockholder and no written consent shall be effective to take the corporate action referred to therein unless, within ~~sixty~~60 days of the ~~earliest dated~~record date for such consent solicitation, written consents signed by a sufficient number of holders to take action are delivered to the ~~corporation~~Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section ~~16.~~2.15 Inspectors. (a) The ~~corporation may~~Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The ~~corporation~~Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of ~~his~~the inspector's duties,

15

shall take and sign an oath faithfully to execute ~~the~~such duties ~~of inspector~~ with strict impartiality and according to the best of ~~his~~the inspector's ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with ~~Article II,~~ Section ~~10~~2.12(b)(ii~~),~~) or in accordance with Section 211(e) or Section 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(b.)(i) or (iii) of the Delaware General Corporation Law, ballots and the regular books and records of the ~~corporation~~Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's belief that such information is accurate and reliable.

Section 2.16 Application to Stock Other Than Common. The provisions of this Article II shall be applicable to meetings of holders of classes and series of stock of the Corporation other than its common stock unless in conflict with the express terms of such classes and series of stock as set forth in their governing instruments, in which case the terms of such governing instruments will be controlling.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1~~.~~ Powers. ~~The~~Except as may be otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, the business and affairs of the ~~corporation~~Corporation shall be managed by a Board of Directors. The Board may exercise all such powers of the ~~corporation~~Corporation and do all such lawful acts and things as are not by

16

statute, by the ~~certificate~~Certificate of ~~incorporation~~Incorporation or these ~~B~~bylaws directed or required to be exercised or done by the stockholders.

Section 3.2~~.~~ Number of Directors. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, provided that such number shall not be less than one (1) nor more than fifteen (15).

Section 3.3 Election and Term. Except as provided in Section 3.4 ~~of this Article III~~, directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until the next annual meeting and until ~~his~~the director's successor shall have been elected and shall qualify, or until ~~his~~the director's death, resignation or removal from office. Directors need not be stockholders of the ~~corporation~~Corporation. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.4~~.~~ Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors, though less than a quorum, may choose a successor or successors, or the director or directors to fill the new directorship or directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders.

[Moved from Section 2.9] Section 3.5 Director Qualifications.

(a) Director Qualification Commitments. In addition to any qualifications to serve as a director of the Corporation set forth in the Delaware General Corporation Law or the Certificate of Incorporation, to qualify to be elected as a member of the Board of Directors, each person nominated for election to the Board of Directors, whether at an annual meeting of stockholders, at a special meeting of stockholders at which a director or directors will be elected, to fill a vacancy, or to fill a newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation, a written representation and agreement in the form provided by the Secretary of the Corporation, within the time periods prescribed by Section 3.5(b) of these Bylaws, confirming that such person:

(A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed in writing to the Corporation (any of the foregoing in this clause (1), a "Voting Commitment") or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law;

(B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or

17

action as a director that has not been disclosed to the Corporation (any of the foregoing in this clause (B), a “Compensation Commitment”); and (C) if elected as a director of the Corporation, will comply with applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation (any of the foregoing in this clause (C), a “Compliance Commitment,” and, together with the Voting Commitment and the Compensation Commitment, the “Director Qualification Commitments”). (b) Timely Delivery Required. (i) Persons Nominated by the Board of Directors. Persons nominated for election to the Board of Directors at an annual or special meeting of stockholders by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, must deliver the Director Qualification Commitments to the Secretary on or before the date on which the Corporation files its definitive proxy statement for such meeting with the Commission. (ii) Persons Nominated by a Stockholder. Persons nominated by a stockholder pursuant to Section 3.6 of these Bylaws for election to the Board of Directors at an annual or special meeting of stockholders must deliver the Director Qualification Commitments to the Secretary on or before the date on which the Corporation files its definitive proxy statement for such meeting with the Commission. The Corporation will confirm to such stockholder upon request the intended date on or after which the Corporation will file its definitive proxy statement. (iii) Persons Nominated to Fill a Vacancy or Newly Created Directorship. Persons nominated pursuant to Section 3.6 of these Bylaws for election to the Board of Directors to fill a vacancy, or to fill a newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, must deliver the Director Qualification Commitments to the Secretary on or before the date and time specified by the Board of Directors for such person’s election to the Board of Directors to become effective. (c) Other Information to be Furnished by Proposed Nominees. Only persons who are nominated The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the procedures set forth in this paragraph shall be eligible for election as directors of the Corporation.Corporation’s Corporate Governance Guidelines, applicable SRO Rules and the rules and regulations of the Commission, or (ii) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. S ection 3.6 D irectorN ominations. (a) Who May Make Director Nominations. Nominations of any person for election to the Board of Directors at an annual meeting, or at a special meeting called by the Board of Directors pursuant to Section 2.3 of these Bylaws at which a director or directors will be elected, may be made only as follows: 18

(i) By or at the direction of the Board of Directors, including by any committee or persons for election to appointed by the boardBoard of directorsDirectors, or (ii) By a stockholder who: (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation may be made) both at a meeting of stockholders (a) by or at the direction of the boardtime of directors or (b) by any stockholder giving the notice provided for in this Section 3.6 and at the time of the Corporationmeeting, (B) is entitled to vote for the election of directors at suchthe meeting who complies, and (C) has complied with the procedures set forth in this paragraph. All nominations by stockholders this Section 3.6 as to such nomination. This Section 3.6(a)(ii) shall be madethe exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or a special meeting. (b) Requirement of Timely Notice of Stockholder Director Nominations. Without exception, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must do each of the following: (i) Provide Timely Notice thereof in accordance with the provisions of Section 2.9(c) of these Bylaws in writing and in proper form to the Secretary of the Corporation, and (ii) Provide any updates or supplements to such notice at the times and in the forms required by Section 3.6(e) of these Bylaws. Without exception, if the election of directors is a matter specified in the notice of special meeting called by the Board of Directors pursuant to Section 2.3 of these Bylaws, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must do each of the following: (i) Provide timely notice thereof in accordance with the provisions of the following full paragraph in writing and in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) Provide any updates or supplements to such notice at the times and in the forms required by Section 3.6(e) of these Bylaws. To be timely, a stockholder’s notice shallfor nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 18090 days nor more than 270120 days prior to the meeting; provided, however, that in thedate of such special meeting, or, if later, 10 days following the day on which a Public Announcement (as defined in Section 2.9(h)(ii) of these Bylaws) of the date of such special meeting was first made. 19

In no event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. shall any adjournment, postponement, or cancellation of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. (c) Requirements for Proper Form of Notice of Stockholder Director Nominations. To be in proper written form, such for purposes of this Section 3.6, a stockholder’s notice to the Secretary shall set forth: (i) Stockholder Information. As to each Nominating Person (as defined in Section 3.6(d) of these Bylaws), the Stockholder Information (as defined in Section 2.9(d)(i) of these Bylaws, except that for purposes of this Section 3.6(c)(i), the term “Nominating Person” shall set forth in writing (a) as be substituted for the term “Proposing Person” in all places it appears in Section 2.9(d)(i) of these Bylaws); and (ii) Information Regarding Disclosable Interests. As to each Nominating Person, any Disclosable Interests (as defined in Section 2.9(d)(ii) of these Bylaws, except that for purposes of this Section 3.6(c)(ii), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.9(d)(ii) of these Bylaws); (iii) Information Regarding Proposed Nominees. As to each person whom such stockholder a Nominating Person proposes to nominate for election or re-election as a director,as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Section 3.6(c)(i) of these Bylaws if such proposed nominee were a Nominating Person, (B) all information relating to such personproposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each casea contested election pursuant to Section 14(a) under the Exchange Act and Regulation 14A underpromulgated by the Securities Exchange Act of 1934, as amended, Commission thereunder (including, without limitation, such person’sproposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;), and (b) as toC) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee and such nominee’s respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the rules and regulations promulgated by the Commission (“Regulation S-K”) if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant. (d) “Nominating Person” Defined. For purposes of these Bylaws, the term “Nominating Person” shall mean (i) the stockholder (i) his or her name and address, as they appear on the Corporation’s books, and providing the notice of the nomination proposed to be made at the meeting, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by beneficial owner or beneficial owners, if different, on whose behalf the notice of the 20 nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder. At the request of the board of directors, any person nominated or beneficial owner. (e) Update and Supplement of Stockholder Notice of Nominations. A stockholder providing timely notice in proper form of any nomination proposed to be made at an annual meeting or a special meeting must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.6 shall be true and correct and in proper form as of the record date for determining stockholders entitled to vote at such meeting and, if later, as of the date that is 10 business days prior to the date of such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by the board of directors for election as a director shall furnish to , the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Noat the principal executive offices of the Corporation not later than five business days after the record date for determining stockholders entitled to vote at such meeting (in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at such meeting), and not later than eight business days prior to the date of such meeting, if practicable (or, if not practicable, on the first practicable date prior to the date of such meeting or any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the date of such meeting or any adjournment or postponement thereof). (f) Compliance with Exchange Act. In addition to the requirements of this Section 3.6 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to any such nominations. (g) Defective Nominations. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the bylaws of the Corporation. The chairman of this Section 3.6. The chair of the meeting shall, if the facts warrant, determine and that a nomination was not properly made in accordance with this Section 3.6, and, if the chair of the meeting so determines, the chair of the meeting shall declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws of the Corporation, and if he shall so determine, he shall so declaresuch determination to the meeting and the defective nomination shall be disregarded. S ection 5. Removal. The stockholders may remove a director either for or without cause at any meeting of stockholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting. S ection 3.7 Resignation and Removal.Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the Chief Executive Officer or the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of 21 any shares of any class of capital stock then outstanding having the right to elect or designate one or more directors, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 3.8 Application to Stock Other Than Common. The provisions of this Article III shall be applicable to the election of directors by holders of classes and series of stock of the Corporation other than its common stock to the extent the holders of such classes and series are provided the right to elect one or more directors, unless in conflict with the express terms of such classes and series of stock as set forth in their governing instruments, in which case the terms of such governing instruments will be controlling.

ARTICLE IV

MEETINGS OF THE BOARD

Section 4.1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the Board may meet at such place and time as shall be fixed by the consent in writing of all the directors..

Section 4.2 Place of Meetings. All meetings of the Board of Directors may be held at such place, either within or without the State of Delaware, as from time to time shall be determined by the Board of Directors.

Section 2.4.3 Regular Meetings. Regular meetings of the Board may be held at such time and place and on such notice, if any, as shall be determined from time to time by the Board.

Section 3.4.4 Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer, the President or, the Chairman of the Board onor a majority of the members of the Board of Directors then in office, on not less than twenty-four hours' notice to each director, delivered either personally or, by telephone, by mail or by telegram or telecopier. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of one directorelectronic transmission.

Section 4. 5 Quorum and Voting. At all meetings of the Board, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificateCertificate of incorporationIncorporation or these BbyIaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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Section ~~5.~~ 4.6 Telephone Meetings. Directors may attend any meeting of the Board or any committee thereof by conference telephone~~, radio, television~~ or ~~similar~~other means of electronic communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

Section ~~6.~~ 4.7 Directors Meetings Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence, by the Chief Executive Officer, or in his or her absence, by a chair chosen at the meeting. The Secretary shall, if present, act as secretary of the meeting, but, in his or her absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 4.8 Action by Written Consent. ~~Any~~Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors or any committee thereof, under the applicable provisions of any statute, the ~~certificate~~Certificate of ~~incorporation,~~Incorporation or these B~~b~~ylaws, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed by all the members of the Board or committee, or confirmed by their electronic transmission, as the case may be, and the writing or writings, or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

COMMITTEES

Section 5.1~~. Executive Committee.~~ Creation of Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may ~~designate one or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.~~

~~Section 2. Other Committees. The Board of Directors may similarly create other~~create committees for such terms and with such powers and duties as the Board deems appropriate. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Each member of a committee must meet the requirements for membership, if any, imposed by SRO Rules or other applicable legal requirements.

~~Section 3. Committee Rules; Quorum. Each~~

Section 5.2 Committee Charters and Rules; Quorum. The Board of Directors may, by resolution adopted by a majority of the whole Board, set forth the powers, duties, requirements and procedures relating to the governance and/or operation of a committee in a written charter of any such committee that are different from, or in addition to, those set forth in these Bylaws and,

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to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling. To the extent not inconsistent with the resolutions or charter approved by the Board of Directors, each committee may adopt rules governing the method of calling and time and place of holding its meetings. No committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law, fix any of the preferences or rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these bylaws; provided further, that unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. and the conduct of its responsibilities. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 5.3 Limitation on Power and Authority of Committees. No committee of the Board of Directors shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, (ii) adopting, amending or repealing any bylaw, or (iii), unless authorized by a resolution of the Board of Directors, these Bylaws or the Certificate of Incorporation, declaring a dividend or authorizing the issuance of stock.

ARTICLE VI

COMPENSATION OF DIRECTORS

The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the corporationCorporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporationCorporation in any other capacity and receiving compensation therefor.

ARTICLE VII

NOTICES

Section 7.1. Methods of Notice. (a) Personal Notice and Notice by Mail. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificateCertificate of incorporationIncorporation or these BbyIaws, such notice shallmay be delivered personally, in which case it shall be deemed given when received

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by the individual to whom it is directed or shallby any person accepting such notice on their behalf, or may be given in writing by mail addressed to such stockholder, director or committee member at such address as appears on the books of the corporation, andCorporation, in which case such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors and committee members may also be given by telegram, which notice shall be deemed to be given at the time it is delivered to the telegraph office, or by telecopy, which notice shall be deemed to be given at the time it is transmitted or in person, which notice shall be deemed to be given when received. (b) Notice by Electronic Transmission. (i) Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice to any stockholder, director or committee member given by the Corporation under any provision of the Delaware General Corporation Law (except as provided in Section 7.1(e) of these Bylaws), the Certificate of Incorporation or these Bylaws may be given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. (ii) Notice given pursuant to Section 7.1(b)(i) of these Bylaws shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the recipient. Any such consent shall be revocable by the stockholder, director or committee member by written notice to the Corporation. (iii) For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. (c) Notice to Stockholders Sharing an Address. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law (except as provided in Section 7.1(e) of these Bylaws), the Certificate of Incorporation or these Bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice pursuant to this Section 7.1(c), shall be deemed to have consented to receiving such single written notice. Any such consent shall be revocable by the stockholder by written notice to the Corporation. 25

(d) Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given in accordance with the Delaware General Corporation Law and this Section 7.1 shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e) Not Applicable to Certain Notices. Section 7.1(b) and Section 7.1(c) of these Bylaws shall not apply to any notice required by Section 164 (relating to failure to pay for stock), Section 296 (relating to adjudication of insolvency claims), Section 311 (relating to revocation of voluntary dissolution), Section 312 (relating to renewal, revival, extension and restoration of certificate of incorporation) and Section 324 (relating to attachment and sale of shares of stock or any option, right or interest therein) of the Delaware General Corporation Law

Section 7.2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificateCertificate of incorporationIncorporation or these BbyIaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

ARTICLE VIII

OFFICERS

Section 8.1. Executive Officers. The executive officers of the corporationCorporation shall consist of at least a President and a Secretary, each of whom shall be electedappointed by the Board of Directors. The Board of Directors may also electappoint as officersan officer of the corporationCorporation a Chief Executive Officer and the Chairman of the Board,. Each of the Board of Directors, the Chief Executive Officer and the President shall have the authority to appoint one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board shall deem appropriate, and a Treasurer., each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as may be specified in the documents or resolutions so appointing them. Any two or more offices may be held by the same person.

Section 8.2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporationCorporation.

Section 8.3. Other Officers and Agents. The Board may elect orEach of the Board of Directors, the Chief Executive Officer and the President shall have the authority to appoint Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as itany of them shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directorsmay be specified in the documents or resolutions so appointing them.

Section 8.4. Salaries. The salaries of all officers of the corporationCorporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

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Section 8.5. Term, Removal and Vacancies. The officers of the corporationCorporation shall hold office until their successors are chosen and qualify. Any officer or agent of the corporationCorporation may be removed at any time by the affirmative vote of a majority of the Board of Directors, or by the Chief Executive Officer or President. Any vacancy occurring in any office of the corporationCorporation may be filled by the Board of Directors or Chief Executive Officer or otherwise as provided in this Article. Any removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 8.6. Execution of Instruments. The Chairman of the Board, the Chief Executive Officer and the President (and such other officers as are authorized thereunto by resolution of the Board of Directors) may execute in the name of the corporationCorporation bonds, notes, debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, requiring a seal under the seal of the corporationCorporation, and may execute such documents where not requiring a seal, except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the corporationCorporation. The Chief Executive Officer may delegate to subordinate officers of the Company the authority to execute, in the name of the Corporation, bonds, notes, debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, requiring a seal under the seal of the corporation, and to execute such documents where not requiring a seal, except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the Corporation.

Section 8.7. Duties of Officers. The duties and powers of the officers of the corporationCorporation shall be as provided in these Bbylaws, or as provided for pursuant to these bylaws, or (except to the extent inconsistent with these bylaws or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

Section 8.8 Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the Board of Directors. He shall advise and counsel the other officers of the corporationCorporation and shall exercise such powers and perform such duties as shall be assigned to or required of him the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board may, if so designated by the Board of Directors, be the Chief Executive Officer of the corporationCorporation; in such event hethe Chairman of the Board shall have all of the powers and duties granted by these Bbylaws to the President Chief Executive Officer and from time to time may delegate all, or any, of hissuch powers and duties to the President.

Section 8.9. President. Chief Executive Officer. The President shall preside at all meetings of the stockholders and shall be ex-officio a member of all standing committees, have Chief Executive Officer shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and Corporation, shall perform such duties consistent with that office as the Board may assign and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be ex-officio a member of all standing committees of the Board and shall perform all the duties and have all the powers of the Chairman of the Board in the absence of the Chairman of the Board.

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~~In the event another executive officer has been designated Chief Executive Officer of the corporation by the Board of Directors, then (i) such other executive officer shall have all of the powers granted by the bylaws to the President; and (ii) the President~~

Section 8.10 President. The President shall, subject to the title, powers of supervision and control ~~thereby~~ conferred upon the Chief Executive Officer and any subordinate Vice President, be the chief operating officer of the ~~corporation~~Corporation and shall have all necessary powers to discharge such responsibility, including general supervision of the affairs of the ~~corporation~~Corporation and general and active control of all of its business. If there is no Chief Executive Officer, the President shall have the powers and duties granted to the Chief Executive Officer by these Bylaws, subject to such other provision as may be made by the Board.

~~The President shall perform all the duties and have all the powers of the Chairman of the Board in the absence of the Chairman of the Board.~~

Section ~~10.~~ 8.11. Vice Presidents. The Vice Presidents in the order determined by the Board of Directors, the Chief Executive Officer or the President from time to time shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.

Section ~~11.~~ 8.12 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. Except as may be otherwise provided in these B~~b~~ylaws, ~~he~~the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer and the President. ~~He~~The Secretary shall keep in safe custody the seal of the ~~corporation~~Corporation, if any, and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by ~~his~~the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the ~~corporation~~Corporation and to attest the affixing by ~~his~~that officer's signature. In the absence of the Treasurer and all Assistant Treasurers, the Secretary shall perform all the duties and have all the powers of the Treasurer.

~~Section 12. Assistant Secretaries. The Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the Chairman of the Board and President may prescribe. Assistant secretaries may be appointed by the president without prior approval of the board of directors.~~

Section 8.13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the ~~corporation~~Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the ~~corporation~~Corporation in such depositories as may be designated by the Board of Directors. ~~He~~The Treasurer shall disburse the funds of the ~~corporation~~Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render

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to the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President, whenever they may require it, an account of all of ~~his~~the Treasurer's transactions ~~as Treasurer~~in that capacity and of the financial condition of the ~~corporation. Treasurer.~~ Corporation.

~~Section 14. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.~~

ARTICLE IX

SHARES AND STOCKHOLDERS

Section 9.1~~.~~ Certificates Representing Shares.

(a) Shares of any or all of the ~~corporation's~~Corporation's stock may be evidenced by certificates for shares of stock, in such form as the board of directors may from time to time prescribe, or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate. Except as expressly provided by law, there shall be no difference in the rights or obligations of stockholders based on whether or not their shares are represented by certificates.

(b) To the extent that persons or entities hold stock certificates in the ~~corporation~~Corporation, each certificate shall be signed in the name of the ~~corporation~~Corporation by the ~~president~~Chief Executive Officer, the President or a ~~vice-president~~Vice-President, and by the ~~treasurer~~Treasurer or an ~~assistant treasurer~~Assistant Treasurer, or the ~~secretary~~Secretary or an ~~assistant secretary~~Assistant Secretary, of the ~~corporation~~Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the ~~corporation~~Corporation with the same effect as if ~~he were~~ such officer, transfer agent or registrar continued in such capacity at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.

(c) Every holder of stock in the ~~corporation~~Corporation shall be entitled to have a certificate, signed by, or in the name of the ~~corporation~~Corporation by, the Chairman ~~or Vice Chairman~~ of the Board of Directors, the Chief Executive Officer or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the ~~corporation~~Corporation, certifying the number of shares owned by ~~him~~the stockholder in the ~~corporation~~Corporation. The signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the ~~corporation~~Corporation with the same effect as if ~~he were~~ such officer continued in such capacity at the date of its issuance. If the ~~corporation~~Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and

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the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the ~~corporation~~Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law~~ of the State of Delaware~~, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the ~~corporation~~Corporation shall issue to represent such class or series of stock a statement that the ~~corporation~~Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 9.2~~.~~ Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the ~~corporation~~Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the ~~corporation~~Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the ~~corporation~~Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.3~~.~~ Fixing Record Date.

(a) Record Date for Meetings. In order that the ~~corporation~~Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ~~sixty~~60 nor less than ~~ten~~10 days before the date of such meeting unless otherwise required by applicable law. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Record Date for Determining Stockholders Entitled to Consent.

(i) In order that the ~~corporation~~Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ~~ten~~10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(ii) A stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice in proper form, to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date (a "Consent Record Date

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Request”). To be in proper form the Consent Record Date Request must demonstrate that the requesting stockholder or stockholders own at least 10% of all shares issued and outstanding and entitled to execute a valid written consent, based upon the Corporation’s most recent public report of the number of issued and outstanding shares as of the date of delivery, and committing that any solicitor retained by such stockholder or stockholders will be required to use its best efforts to solicit consents from all stockholders. (iii) The Board of Directors shall promptly, but in all events within 20 days after the date on which such a proper Consent Record Date Request is received, adopt a resolution fixing the record date, which record date shall not be more than 10 days following the date on which the Board of Directors takes the action fixing the record date. If no record date has been fixed by the Board of Directors within 20 days after the date on which such a proper Consent Record Date Request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this Sectionapplicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporationCorporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. (iv) If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statuteapplicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the daydate on which the Board of Directors adopts the resolution taking such prior action. (v) The Board of Directors in its discretion may require as a condition to setting the record date in response to a Consent Record Date Request that the period during which valid written consents may be solicited following the record date will be limited to a number of days, not less than 60, as specified by the Board of Directors. (vi) The Board of Directors may decline to act upon a Consent Record Date Request delivered during the period commencing 90 days prior to the scheduled date of an annual or special meeting of stockholders and ending 30 days after such meeting. (c) Record Date for Stockholders Entitled to Receive Dividends, Distributions or Allotments of Rights. In order that the corporationCorporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to receive any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. 31

S ection 9.4 Information Requ ired P riorTo C onsentS olicitation. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, at the same time such stockholder requests the Board of Directors to fix a record date pursuant to Section 9.3(b) of these Bylaws, furnish to the Board of Directors the information and undertakings specified in this Section 9.4 in writing in proper form. (a) Requirements for Proper Form of Request for Consent Solicitation Record Date. To be in proper form for purposes of this Section 9.4, a stockholder’s notice to the Secretary of the Corporation shall set forth: (i) Stockholder Information. As to each Consent Stockholder (as defined in Section 9.4(b) of these Bylaws), the Stockholder Information (as defined in Section 2.9(d)(i) of these Bylaws, except that for purposes of this Section 9.4(a), the term “Consent Stockholder” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.9(d)(i) of these Bylaws); (ii) Description of Actions To Be Taken By Consent. A description of the action or actions the Consent Stockholder seeks to have the stockholders take by written consent; (iii) Information Regarding Disclosable Interests. As to each Consent Stockholder, any Disclosable Interests (as defined in Section 2.9(d)(ii) of these Bylaws, except that for purposes of this Section 9.4(a)(iii), the term “Consent Stockholder” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.9(d)(ii) of these Bylaws); and (iv) Representation of Accuracy. The Consent Stockholder’s representation that none of the information provided to the Corporation by the Consent Stockholder pursuant to Section 9.3(b) and this Section 9.4 contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. (b) “Consent Stockholder” Defined. For purposes of these Bylaws, the term “Consent Stockholder” shall mean (i) any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent that requests the Board of Directors to fix a record date pursuant to Section 9.3(b) of these Bylaws, and (ii) any affiliate or associate of such stockholder. (c) Other Information to be Furnished by Consent Stockholder. The Corporation may require the Consent Stockholder to furnish such other information as may reasonably be required by the Corporation. S ection 9.54 Registered S tockholders.The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporationCorporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware. S ection 9.65. L ostC ertificates. The Board of DirectorsCorporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporationCorporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. 32

When authorizing such issue of a new certificate or certificates, the ~~Board of Directors~~Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or ~~his~~the owner's legal representative, to advertise the same in such manner as it shall require and/or give the ~~corporation~~Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the ~~corporation~~Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 9.7 Severability. If any provision of these Bylaws is held to be invalid, illegal or unenforceable for any reason whatsoever, or to be in conflict with any provision of the Certificate of Incorporation:

(i) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation, that is not itself held to be invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation) will not in any way be affected or impaired thereby; and

(ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation.

ARTICLE X

INDEMNIFICATION

(a) The ~~corporation~~Corporation shall indemnify any person (an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the ~~corporation~~Corporation, which is addressed in paragraph (b) below) by reason of the fact that ~~he~~such person is or was a director, officer, employee or agent of the ~~corporation~~Corporation, or is or was serving at the request of the ~~corporation~~Corporation as a director, officer, employee or agent of another ~~corporation~~Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by ~~him~~the Indemnitee in connection with such action, suit or proceeding if ~~he~~the Indemnitee acted in good faith and in a manner ~~he~~the Indemnitee reasonably believed to be in or not opposed to the best interests of the ~~corporation~~Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe ~~his~~the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its

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equivalent, shall not, of itself, create a presumption that the ~~person~~Indemnitee did not act in good faith and in a manner which ~~he~~the Indemnitee reasonably believed to be in or not opposed to the best interests of the ~~corporation~~Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that ~~his~~the Indemnitee's conduct was unlawful.

(b) The ~~corporation~~Corporation shall indemnify any person (an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the ~~corporation~~Corporation to procure a judgment in its favor by reason of the fact that ~~he~~the Indemnitee is or was a director, officer, employee or agent of the ~~corporation~~Corporation, or is or was serving at the request of the ~~corporation~~Corporation as a director, officer, employee or agent of another ~~corporation~~Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by ~~him~~the Indemnitee in connection with the defense or settlement of such action or suit if ~~he~~the Indemnitee acted in good faith and in a manner ~~he~~the Indemnitee reasonably believed to be in or not opposed to the best interests of the ~~corporation~~Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the ~~corporation~~Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that ~~a director, officer, employee or agent of the corporation~~an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, ~~he~~the Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by ~~him~~the Indemnitee in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the ~~corporation~~Corporation only as authorized in the specific case upon a determination that indemnification of the ~~director, officer, employee or agent~~Indemnitee is proper in the circumstances because ~~he~~the Indemnitee has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the ~~corporation~~Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that ~~he~~the officer or director is not entitled to be indemnified by the ~~corporation~~Corporation as authorized in this Article X. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in ~~his~~an Indemnitee's official capacity and as to action in another capacity while holding such office.

(g) The ~~corporation~~Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the ~~corporation~~Corporation, or is or was serving at the request of the ~~corporation~~Corporation as a director, officer, employee or agent of another ~~corporation~~Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against ~~him~~such person and incurred by ~~him~~such person in any such capacity, or arising out of ~~his~~such person's status as ~~such~~a director, officer, employee or agent of the Corporation, or service at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, whether or not the ~~corporation~~Corporation would have the power to indemnify ~~him~~such person against such liability under the provisions of this Article X.

(h) For purposes of this Article X, references to "the ~~corporation~~Corporation" shall include, in addition to the resulting ~~corporation~~Corporation, any constituent ~~corporation~~Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent ~~corporation~~Corporation, or is or was serving at the request of such constituent ~~corporation~~Corporation as a director, officer, employee or agent of another ~~corporation~~Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving ~~corporation~~Corporation as ~~he~~such person would have with respect to such constituent ~~corporation~~Corporation if its separate existence had continued.

(i) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the ~~corporation~~Corporation" shall include any service as a director, officer, employee or agent of the ~~corporation~~Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner ~~he~~ reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the ~~corporation~~Corporation" as referred to in this Article X.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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ARTICLE XI

GENERAL

Section 11.1~~.~~ Dividends. Dividends upon the capital stock of the ~~corporation~~Corporation, subject to the provisions of the ~~certificate~~Certificate of ~~incorporation~~Incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof~~, or by the Executive Committee at any meeting thereof.~~. Dividends may be paid in cash, in property or in shares of the capital stock of the ~~corporation~~Corporation, subject to the provisions of the ~~certificate~~Certificate of ~~incorporation~~Incorporation or of the resolutions, if any, providing for any series of stock.

Section 11.2~~.~~ Reserves. Before payment of any dividend, there may be set aside out of any funds of the ~~corporation~~Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the ~~corporation~~Corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the ~~corporation~~Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 11.3~~.~~ Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President and any Vice President is authorized to vote, represent and exercise on behalf of the ~~corporation~~Corporation all rights incident to any and all shares of any other ~~corporation~~Corporation or other entity standing in the name of the ~~corporation~~Corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations and other entities.

Section 11.4~~.~~ Checks. All checks, drafts, bills of exchange or demands for money of the ~~corporation~~Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 11.5~~.~~ Corporate Records. The ~~corporation~~Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the ~~corporation~~Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 11.6~~.~~ Fiscal Year. The fiscal year of the ~~corporation~~Corporation shall be fixed by the Board of Directors; if not so fixed, it shall be the calendar year.

Section 11.7~~.~~ Interested ~~Directors; Quorum~~Director and Officer Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization

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in which one or more of its directors or officers are directors or officers, or have a financial interest~~,~~ (an "Interested Party"), shall be void or voidable solely for this reason, or solely because the ~~director or officer~~Interested Party is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because ~~his or their votes are~~the vote of such Interested Party is counted for such purpose, if: (~~1~~i) the material facts as to ~~his~~the Interested Party's relationship or interest and as to the contract or transaction are disclosed or are known to the ~~board~~Board of ~~directors~~Directors or the committee, and the ~~board~~Board of ~~directors~~Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (~~2~~ii) the material facts as to ~~his~~the Interested Party's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the ~~board~~Board of ~~directors~~Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the ~~board~~Board of ~~directors~~Directors or a committee which authorizes the contract or transaction.

ARTICLE XII

AMENDMENTS

These B~~b~~ylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board, provided notice of the proposed alteration, amendment or repeal or the adoption of new bylaws is set forth in the notice of such meeting. Any proposal by a stockholder to adopt, amend or repeal the Bylaws of the Corporation must be made in accordance with, and must comply with, the provisions of these Bylaws governing business to be brought before a meeting of stockholders.

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